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EXHIBIT INDEX

Exhibit 10(j): Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990, between American Express Financial Advisors Inc. and American Express Bank International.

Exhibit 23:         Consent of Independent Auditors.